UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-40443	81-2948451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 Science Park Road
San Diego, California 92121
(858) 333-7830
(Registrant’s address of principal executive offices and telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	OMIC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On February 21, 2025, Saturn Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Singular Genomics Parent, LLC, a Delaware limited liability company (“Parent”), completed its merger (the “Merger”) with and into Singular Genomics Systems, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated as of December 22, 2024 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. The Company was the surviving corporation in the Merger (the “Surviving Corporation”) and, as a result, is now a wholly owned subsidiary of Parent. Parent was formed by Deerfield Private Design Fund IV, L.P. (“Deerfield”), an investment fund managed by Deerfield Management Company, L.P. for purposes of entering into the Merger Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under “Debt Financing” in Item 2.01 to this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference.

The Merger

On February 21, 2025, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than the Rollover Shares (as defined below)) was cancelled and automatically converted into the right to receive $20.00 in cash, without interest, net of any applicable withholding taxes (the “Merger Consideration”), except that shares of Common Stock and shares of the Company’s non-voting Series A Common Stock Equivalent Convertible Preferred Stock, par value $0.0001 per share (the “Company Preferred Stock” or “Preferred Stock” and together with the Common Stock, the “Company Shares”) held by Deerfield and certain other stockholders (collectively, the “Rollover Stockholders”) that, pursuant to the Rollover Agreements, each dated February 21, 2025, separately entered into by Parent and the Rollover Stockholders, pursuant to which certain of their respective Company Shares (“Rollover Shares”), restricted stock units of the Company (“Company RSUs”) or Company stock options (“Company Options”) converted into shares of Parent

Company Shares held by Parent immediately prior to the Effective Time (including Company Shares contributed to Parent by Deerfield Private Design Fund IV, L.P. and the other Rollover Stockholders) were cancelled as a result of the Merger (without payment of any Merger Consideration), and each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time (all of which shares were held by Parent) was converted into and exchanged for one share of Common Stock.

Company Options that were vested immediately prior to the Effective Time or became vested as of the Effective Time in connection with the Merger (each a “Vested Stock Option”) were cancelled at the Effective Time and converted into the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Vested Stock Option by (ii) the number of Company Shares subject to such Vested Stock Option (less all applicable deductions and withholdings). Company stock options that were not Vested Stock Options were cancelled and forfeited without consideration or payment.

Company RSUs that were (i) unvested and outstanding immediately prior to the Effective Time (each an “Unvested RSU”) or vested but unsettled immediately prior to the Effective Time (each a “Vested RSU”) and (ii) were held by certain Company employees identified by Parent (each a “Designated Continuing Employee” and each such Unvested RSU and Vested RSU held by such Designated Continuing Employee, a “Designated Continuing Employee RSU”) were cancelled at the Effective Time and converted into restricted stock units (each, an “Assumed RSU”) and settled in Class B Units of Parent (“Parent Class B Units”) (such cancellation and conversion of Designated Continuing Employee RSUs, the “Rollover”), on the same terms and conditions (except with respect to the employment terms applicable to the holders of Designated Continuing Employee RSUs with the Surviving Corporation), including applicable vesting requirements, as applied to each such Designated Continuing Employee RSU immediately prior to the Effective Time, except that the number of Parent Class B Units underlying each such Assumed RSU equals 20.

Vested Company RSUs that were held by persons who were not Designated Continuing Employees were cancelled at the Effective Time and converted into the right to receive an amount in cash (without interest) equal to (i) the Merger Consideration multiplied by (ii) the number of shares of Common Stock subject to such other Vested RSU (less all applicable deductions and withholdings).

Unvested RSUs that were held by persons who were not Designated Continuing Employees were cancelled and forfeited without consideration or payment.

Notwithstanding the foregoing, to the extent any Company employee who participates in the Company’s Executive Severance Plan (the “Severance Plan”) was not a Designated Continuing Employee, the equity awards held by such individual as of the Effective Time are, subject to the terms of the Severance Plan and any supplementary agreements between such individual and the Company (including, for example, the separation agreements described below), being treated in the manner set forth in the Severance Plan and any supplementary agreements between such individual and the Company.

The foregoing descriptions of the Merger Agreement and related transactions (including, without limitation, the Merger) and the Severance Plan do not purport to be complete and are subject, and qualified in their entirety by reference, to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the SEC on December 23, 2024 and the Severance Plan, which was filed as Exhibit 10.14 to the Registration Statement on Form S-1/A with the SEC on May 24, 2021, both of which are incorporated herein by reference.

Debt Financing

In connection with the closing of the Merger, Deerfield Private Design Fund IV entered into a Credit Agreement (the “Credit Agreement”) with Parent and Merger Sub (in such capacities, the “Borrowers”), pursuant to which Deerfield Private Design Fund IV committed to provide a term loan to the Borrowers in an aggregate amount of up to $37.5 million. Proceeds from such loan in the amount of approximately $37 million were deposited with the paying agent under the Merger Agreement for further payment to the Company’s stockholders pursuant to the Merger Agreement. By virtue of the Merger, on February 21, 2025, the Company (as the surviving corporation in the Merger) became a borrower under the Credit Agreement. The loan bears interest at the rate of 8%, is scheduled to mature on February 20, 2026 and is prepayable at any time.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Debt Financing” in Item 2.01 to this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on February 21, 2025, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of its intent to remove its Common Stock from listing on Nasdaq and requested Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister its shares of Common Stock. The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Common Stock on Nasdaq was suspended as of the closing of trading on February 21, 2025.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Items 2.01 and 5.03 to this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each Company Share (other than the Rollover Shares and except as described in Item 2.01 hereof) was cancelled and automatically converted into the right to receive the per share Merger Consideration. In addition, at the Effective Time, the certificate of incorporation of the Company as the Surviving Corporation was amended to be the certificate set forth in Exhibit A to the Merger Agreement, and the bylaws of the Surviving Corporation were amended and restated to be the bylaws of Merger Sub. The Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are attached as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01, 5.02 and 5.03 to this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Surviving Corporation became a wholly owned subsidiary of Parent. In connection with the Merger, the aggregate purchase price paid for all outstanding Company Shares (other than the Rollover Shares) was approximately $37 million.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company ceased to be directors of the Company as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub became directors of the Company. Immediately following the Effective Time, the Company’s board of directors (the “Board”) was re-constituted to consist of the following directors: Andrew ElBardissi, Avi Kometz, Bryan Sendrowski, Joshua Stahl, Jason Meyers and Andrew Spaventa. Further, immediately following the Effective Time, Joshua Stahl was appointed as the Company’s Chief Executive Officer and Jason Myers was appointed as the Company’s President. No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Executive Officer Transition

Each of Andrew Spaventa, the Company’s Chief Executive Officer and Chair of the Company’s Board, Eli Glezer, Ph.D., the Company’s Chief Scientific Officer and Dalen Meeter, the Company’s Chief Financial Officer resigned from the Company, effective as of immediately prior to the Effective Time. Each of Mr. Spaventa, Dr. Glezer, and Mr. Meeter entered into a separation and release agreement with the Company (each a “Separation Agreement”). Pursuant to the terms of the Separation Agreements, the Company confirmed that each of Mr. Spaventa’s, Dr. Glezer’s and Mr. Meeter’s resignation of employment is a “Change in Control Termination” as defined in the Severance Plan, and Mr. Spaventa, Dr. Glezer and Mr. Meeter will be eligible to receive the following benefits in accordance with the Severance Plan, provided the officer does not revoke such officer’s Separation Agreement:

•	In the case of Mr. Spaventa, a lump sum cash payment equal to 150% of the sum of (i) his annual base salary and (ii) his annual target bonus.

•	In the case of Dr. Glezer and Mr. Meeter, a lump sum cash payment equal to 100% of the sum of (i) his annual base salary and (ii) his annual target bonus.

•	A pro-rata portion of the officer’s annual target bonus based on the number of days of employment completed in the year of termination.

•	Full vesting of any outstanding and unvested time-based equity awards held by the officer.

•

Continuation of the officer’s health and welfare benefits for the shorter of (i) 18 months (in the case of Mr. Spaventa) or 12 months (in the case of Dr. Glezer and Mr. Meeter), (ii) until the expiration of the officer’s continuation coverage under COBRA or (iii) until the date of the officer’s eligibility for substantially equivalent health insurance coverage in connection with new employment.

Consulting Agreements with Certain Officers

The Company has entered into a Consulting Agreement with Eli Glezer (the “Glezer Consulting Agreement”), effective February 21, 2025, under which Dr. Glezer will provide advisory and strategic support across various functions, including research and development, engineering, software development, manufacturing, intellectual property strategy, and customer relations. The Glezer Consulting Agreement establishes Dr. Glezer as an independent contractor, not an employee, and outlines a monthly compensation of $25,000. The one-year term of the Glezer Consulting Agreement may be extended on a month-to-month basis, and either party may terminate with ten days’ written notice. The Glezer Consulting Agreement includes confidentiality obligations, intellectual property assignments, and conflict of interest restrictions.

The Company has also entered into a Consulting Agreement with Andrew Spaventa (the “Spaventa Consulting Agreement”), effective February 21, 2025, under which Mr. Spaventa will provide advisory and transition support as the Company shifts to new management. Under the Spaventa Consulting Agreement, Mr. Spaventa will offer guidance and counsel on matters within his expertise, coordinating with the Chief Executive Officer and serving as an independent contractor. Under the Spaventa Consulting Agreement, he will continue as a member of the Company’s Board of Directors, with his board compensation to be determined separately after his consulting role ends. He will receive $20,000 per month for up to six months, with possible month-to-month extensions. Either party may terminate the Spaventa Consulting Agreement with ten days’ notice. The Spaventa Consulting Agreement includes confidentiality obligations, intellectual property assignments, and conflict of interest restrictions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated to be in the form of the certificate of incorporation set forth on Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”,) in accordance with the terms of the Merger Agreement. In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated to be identical to the bylaws of Merger Sub, other than the name of Merger Sub, which was replaced by the name of the Company (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On February 21, 2025, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press Release, dated February 21, 2025, issued by the Company (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGULAR GENOMICS SYSTEMS, INC.

DATE: February 27, 2025	By:	/s/ Bryan Sendrowski
	Name:	Bryan Sendrowski
	Title:	Treasurer